CONTACT: Bruce Zurlnick                     Cara O'Brien/Melissa Myron
         Senior Vice President and          Media Contact: Stephanie Sampiere
         Chief Financial Officer            FD Morgen-Walke
         Finlay Enterprises, Inc.           (212) 850-5600
         (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                    FINLAY ENTERPRISES REPORTS 0.6% DECREASE
              IN COMPARABLE DEPARTMENT SALES FOR THE FIRST QUARTER

NEW YORK, NY, MAY 8, 2003 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, today announced a 0.6% decrease in comparable department sales (departments open for the same months during the comparable period) for the first quarter ended May 3, 2003. In the first quarter of the prior year, comparable store sales increased by 2.2%. Total sales for the first quarter were $186.3 million compared to $187.4 million in the first quarter of 2002.

The Company will report full results for the first quarter on May 29, 2003.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $931 million in fiscal 2002. The number of locations at the end of the first quarter of fiscal 2003 and fiscal 2002 totaled 1,004.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.



                                      # # #